UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2013 (September 12, 2013)

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 12, 2013, International Game Technology (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell, and the Underwriters agreed to purchase, subject to the terms and conditions set forth therein, $500 million aggregate principal amount of the Company’s 5.350% Notes due 2023 (the “Notes”).  The closing of the sale of the Notes pursuant to the Underwriting Agreement is expected to occur on September 19, 2013.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated September 12, 2013, by and among the Company, Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several underwriters listed therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

	By:	/s/ John Vandemore
Date: September 18, 2013		John Vandemore
Chief Financial Officer and Treasurer

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